Exhibit 23.5

CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent oil and gas consultants, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in the Registration Statement on Form S-3 of Chesapeake Energy Corporation, to be filed with the Securities and Exchange Commission on or about August 3, 2010, of all references to our firm and information from our reserves report dated February 24, 2010, entitled “Chesapeake Energy Corporation Estimated Future Reserves and Income Attributable to Certain Leasehold and Royalty Interests SEC Case of December 31, 2009”, included in or made a part of Chesapeake Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on March 1, 2010, as amended by the amendment thereto on Form 10-K/A filed on August 3, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

By:	/s/ RYDER SCOTT COMPANY, L.P.
Ryder Scott Company, L.P.

Houston, Texas

August 3, 2010